EXHIBIT (a)(3)

        Notice of Guaranteed Delivery
for
Tender Shares of Common Stock
of
The Rottlund Company, Inc.
(Not to be used for signature guarantees)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON FEBRUARY 22, 2002, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank Minnesota, N.A. (the "Depositary") on or prior to the Expiration Date, which is 11:59 P.M., Eastern Time, on February 22, 2002, unless the period of time for which the Offer is open is extended, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "The Tender Offer—Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase (as defined below).

Wells Fargo Bank Minnesota, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department (800) 468-9716 (phone) (651) 450-4163 (fax)	Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

        Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

        This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to The Rottlund Company, Inc., a Minnesota corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 24, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock of the Company, no par value (the "Shares"), set forth below, pursuant to the guaranteed delivery procedures described under the section of the Offer to Purchase entitled "The Tender Offer—Procedures for Accepting the Offer and Tendering Shares."

Number of Shares Tendered:
Certificate No(s) (if available):

/ /	Check if securities will be tendered by book-entry transfer.
Name of Tendering Institution:

Account No.:

Dated:	, 2002

Name(s) of Record Holder(s)

(please print)
Address(es):

(Zip Code)
Area Code and Telephone No(s):

Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

         The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer to the Depositary at Depositary Trust Corporation (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three American Stock Exchange trading days after the date hereof.

Name of Firm:
Address:
(Zip Code)
Area Code and Telephone Number:

(Authorized Signature)
Title:
Name:
(Please Type or Print)

Dated:	, 2002
NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.